UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 16, 2021

Central Index Key Number of the issuing entity: 0001631406

Morgan Stanley Bank of America Merrill Lynch Trust 2015-C21

(Exact name of issuing entity)

Central Index Key Number of the depositor: 0001547361

Morgan Stanley Capital I Inc.

(Exact name of registrant as specified in its charter)

Central Index Key Number of the sponsor: 0001541557

Morgan Stanley Mortgage Capital Holdings LLC

Central Index Key Number of the sponsor: 0001102113

Bank of America, National Association

Central Index Key Number of the sponsor: 0001682532

Starwood Mortgage Funding III LLC

Central Index Key Number of the sponsor: 0001548567

CIBC Inc.

(Exact names of sponsors as specified in their charters)

38-3952108
38-3952109
38-3952110
Delaware	333-180779-14	38-7127950
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1585 Broadway	New York, New York	10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 761-4000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Section 6. Asset-Backed Securities

Item 6.02. Change of Servicer or Trustee.

Effective as of August 16, 2021, Mount Street US (Georgia) LLP (“MSUS”), a limited liability partnership registered with the Superior Court of Cobb County, Georgia, replaced LNR Partners LLC ("LNR"), as general special servicer (other than with respect to the 555 11th Street NW Mortgage Loan) and CWCapital Asset Management LLC (“CWCapital”), as excluded mortgage loan special servicer, in each case for the MSBAM 2015-C21 securitization. MSUS was appointed (and LNR and CWCapital were removed) at the direction of Deer Park Road Management Company, LP, the controlling class representative under the MSBAM 2015-C21 pooling and servicing agreement (the “Pooling and Servicing Agreement”). As special servicer under the Pooling and Servicing Agreement, MSUS will be responsible for the servicing and administration of each applicable mortgage loan serviced thereunder that becomes specially serviced (and the servicing and administration of any related REO property) and processing and performing certain reviews of material actions with respect to the mortgage loans serviced thereunder when such mortgage loans are not specially serviced.

Certain additional information regarding MSUS is set forth below.

MSUS will act as the special servicer for all mortgage loans (other than (i) any non-serviced mortgage loan and (ii) the 555 11th Street NW mortgage loan) and in such capacity will be responsible for the servicing and administration of the specially serviced mortgage loans and REO Properties pursuant to the Pooling and Servicing Agreement. MSUS maintains its principal servicing office at 2839 Paces Ferry Road, Suite 200, Atlanta, Georgia 30339.

MSUS is rated as a commercial mortgage-backed securities special servicer (CSS3) and primary servicer (CPS2-) by Fitch. MSUS is ranked “MOR CS3” as both a special servicer and primary servicer by DBRS. MSUS is ranked “Average” by S&P as a commercial mortgage loan primary and special servicer and is on S&P’s Select Servicer List. MSUS is also approved as a commercial mortgage-backed securities special and primary servicer by KBRA.

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MSUS is an indirect subsidiary of Mount Street Group Limited (“MSG”), a privately held firm founded (through affiliated companies) in 2013 and domiciled in the United Kingdom. MSG is a provider of services and products across the global real estate, asset-based finance and structured finance markets. MSUS was formed in 2017 and went live with its servicing platform in April 2018.

As of the date hereof, MSUS has not yet acted as a servicer or special servicer with respect to a commercial real estate securitization. The mortgage pool for this transaction represents MSUS’ first commercial mortgage-backed securities special servicing appointment. As of June 30, 2021, MSUS was engaged in the primary servicing and asset management of 294 loans having an approximate unpaid principal balance of $10.7 billion and a total commitment amount of $11.2 billion. As of June 30, 2021, MSUS had 16 employees responsible for loan servicing and is adding more personnel as additional assignments are awarded. MSUS’ senior management team has an average of 20 years of commercial real estate experience.

In fulfillment of its special servicing obligations, MSUS has implemented a third party, cloud hosted special servicing and asset management system as its system of record (“Backshop”). Backshop is a comprehensive commercial real estate underwriting, asset management, data and document repository, credit surveillance and reporting system that supports management of performing and distressed asset portfolios and special servicing. Backshop’s features include: workflow & task management, various communication mechanisms (alerts, messages, notifications), customizable action and resolution reports/templates (including business plans and consent memoranda), integration with commercial mortgage-backed securities data provider (www.cmbs.com) to support surveillance tasks, industry standard reporting data (including standard special servicing loan and property data files and liquidation templates), recordkeeping modules for document management, and geographic mapping tools. In addition, MSUS may use other applications, including specialized proprietary systems, in the performance of certain special servicing obligations.

MSUS will, as and when required, engage vendors for third party services pertaining to, among other things, (i) the preparation of appraisals, inspections, surveys, title updates or policies, and environmental and property condition reports, and (ii) actions and decisions for legal issues, property management, listing, leasing, brokerage, tax appeal, REO insurance and operating information analysis.

MSUS formally reviews its policies and procedures (including templates and exhibits) on an annual basis, and also adopts interim changes as necessary: (i) to the extent required by applicable law or regulation; (ii) to maintain current industry best practices based on MSUS’ participation in various industry associations and its external communications with clients and other constituents; and (iii) to address material changes to its business or the overall business environment that it believes warrant a change to its policies and procedures. These policies and procedures for the performance of MSUS’ special servicing obligations are, among other things, consistent with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act.

MSUS conducts quarterly internal audits and is subject to an annual external audit. Additionally, MSUS has arranged to obtain annual Regulation AB reports from an external public accounting firm registered with the Public Company Accounting Oversight Board. MSUS has a documented disaster recovery and business continuity plan.

Since, as of the date hereof, MSUS has not yet served as the special servicer for a commercial mortgage securitization transaction, no commercial mortgage securitization transaction in which MSUS was acting as special servicer has experienced a servicer termination event as a result of any action or inaction of MSUS as special servicer, including as a result of a failure by MSUS to comply with the applicable servicing criteria in connection with any securitization transaction.

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Additionally, MSUS has not been terminated as special servicer in any commercial mortgage securitization, either due to a servicer termination event or the application of a servicing performance test or trigger. MSUS has not yet been required to make an advance with respect to any commercial mortgage securitization transaction. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by MSUS in connection with any securitization in which MSUS was acting as special servicer.

MSUS does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, MSUS believes that its financial condition will not have any material impact on the performance of the underlying mortgage loans or the performance of the certificates.

There are, to the actual current knowledge of MSUS, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets included in other commercial mortgage-backed securitization pools generally. There have not been, during the past three years, any material changes to the policies or procedures of MSUS in the servicing function it will perform under the Pooling and Servicing Agreement for assets of the same type included in this securitization transaction.

MSUS, in its role as a special servicer, does not establish any bank accounts except for REO Accounts as required pursuant to the transaction documents. All such accounts will be established at financial institutions meeting the requirements of the related transaction documents. Funds in such accounts will not be commingled.

In its capacity as special servicer, MSUS will not have primary responsibility for custody services of original documents evidencing the mortgage loans but may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that MSUS has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

MSUS expects from time to time to be a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of its business. MSUS does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement. There are currently no proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against MSUS or of which any of its property is the subject, which are material to the certificateholders.

MSUS may enter into one or more arrangements with the applicable controlling class representative, holders of certificates of the controlling class or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicing compensation in consideration of, among other things, MSUS’s appointment as special servicer under the Pooling and Servicing Agreement and any related intercreditor agreement and limitations on such person’s right to replace the special servicer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Morgan Stanley Capital I Inc.

By:	/s/ Jane Lam
Name: Jane Lam
Title: President

Date: August 16, 2021

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